Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports, dated March 3, 2025, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Veritex Holdings, Inc. on Form 10-K for the year ended December 31, 2024, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement.
/s/ GRANT THORNTON LLP
Dallas, Texas
July 1, 2025